PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers LLP
Chartered Accountants
PricewaterhouseCoopers Place
250 Howe Street, Suite 700
Vancouver, British Columbia
Canada V6C 3S7
Telephone +1 604 806 7000
Facsimile +1 604 806 7806

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated February 23, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in NovaGold Resources Inc.'s Annual Report on Form 40-F for the year ended November 30, 2008 . We also consent to the incorporation by reference of our Comments by Auditors on Canada-US Reporting Difference dated February 23, 2009 which appears in the Annual Report on Form 40-F. We also consent to the incorporation by reference of our report dated December 7, 2009 relating to the Supplementary Note: Reconciliation with United States Generally Accepted Accounting Principles for the year ended November 30, 2008, which appears in the Current Report on Form 6-K dated December 7, 2009. We also consent to the reference to us under the heading "Interests of Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, British Columbia
December 7, 2009